Exhibit 99.1

CORIUM REPORTS SECOND FISCAL QUARTER 2014 FINANCIAL RESULTS

MENLO PARK, Calif., May 13, 2014 — Corium International, Inc. (NASDAQ: CORI), a commercial-stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty transdermal products, today announced unaudited results from operations for both the second fiscal quarter and the six months ended March 31, 2014.

“Following the end of the second quarter, we completed our initial public offering, raising $48.5 million in net proceeds and significantly strengthening Corium’s financial position,” commented Peter Staple, Chief Executive Officer of Corium.  “We have taken a major step in advancing our business strategy, and we are now in a position to accelerate the development of several new clinical and preclinical stage proprietary products.  As we continue to apply our technology platforms to a range of new transdermal opportunities, we are particularly excited about developing our MicroCor products for the delivery of large molecules, which includes scaling up production to take our lead MicroCor candidate for osteoporosis into Phase 2 clinical trials in the coming year.”

Corium reported total revenues in the second fiscal quarter of 2014 of $10.7 million, compared with $12.5 million of total revenues in the second fiscal quarter of 2013.  The reduction in total revenues in the second fiscal quarter of 2014 primarily reflects the anticipated declines in full-year product revenues from both Clonidine TDS (marketed by Teva Pharmaceuticals) and Fentanyl TDS (marketed by Par Pharmaceutical), partially offset by an increase in contract research and development revenues of $1.0 million, primarily from new partner-funded development programs.

Total research and development (R&D) expenses in the second fiscal quarter of 2014 were $5.2 million, compared with $4.3 million of total R&D expense in the second fiscal quarter of 2013.  The increase in total R&D expense in the second fiscal quarter of 2014 primarily reflects the addition of new development programs with partners, as compared with the prior period, including two co-development programs.

Corium reported net income for the second fiscal quarter of 2014 of $3.5 million, or $0.33 per share on a fully-diluted basis, compared with a net loss of $2.0 million, or ($0.90) per share, in the second fiscal quarter of 2013.  As a result of Corium’s IPO on April 2, 2014, the fair value of an embedded derivative in a subordinated note was determined to be zero, resulting in a non-cash, non-recurring gain of $6.3 million in the second fiscal quarter of 2014.  Without the benefit of this gain, Corium would have recognized a non-GAAP net loss for the second fiscal quarter of 2014 of $2.8 million.

As of March 31, 2014, Corium had cash, cash equivalents and available-for-sale securities of approximately $5.3 million.  In its initial public offering completed in April 2014, Corium raised net proceeds of $48.5 million, after underwriting discounts and offering expenses, from the sale of approximately 6.9 million shares of its common stock at a price of $8.00 per share, including the exercise of the underwriters’ option to purchase additional shares.

Conference Call and Webcast Details

Corium will host a conference call today at 5 p.m. EDT to discuss the financial results for the second fiscal quarter and first six months of fiscal 2014.  Investors and analysts can access the call toll-free by dialing 844-831-3024 (United States) or +1 315-625-6887 (international).  No passcode is required for this call.  The conference call will also be available via a live audio webcast on the Investors section of Corium’s website at http://ir.coriumgroup.com/events.cfm.  Please access the website 10 minutes prior to the start of the call to ensure adequate time for any software downloads that may be necessary.  A replay of the conference call will be available for two weeks and may be accessed by dialing toll-free 855-859-2056 (United States) or +1 404-537-3406 (international) and entering the conference ID# 43010719 or by visiting Corium’s website.

About Corium

Corium International, Inc. is a commercial-stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty pharmaceutical products that leverage the company’s advanced transdermal and transmucosal delivery systems.  Corium has developed, and is the sole commercial manufacturer of, six prescription drug and consumer products with partners Teva Pharmaceuticals, Par Pharmaceuticals and Procter & Gamble.  The company has two proprietary transdermal platforms:  Corplex™ for small molecules and MicroCor®, a biodegradable microstructure technology for small molecules and biologics, including vaccines, peptides and proteins.  The company’s late-stage pipeline includes a contraceptive patch currently in Phase 3 trials co-developed with Agile Therapeutics and two additional transdermal products co-developed with Teva.  Corium has two internal pipeline programs in earlier stage clinical development for the treatment of osteoporosis and benign prostatic hyperplasia.  For further information, please visit www.coriumgroup.com.

Statement regarding use of non-GAAP financial measures

The company reported non-GAAP net loss in this release in addition to, and not as a substitute for, or superior to, net loss calculated in accordance with GAAP.

Management believes the presentation of net loss that excludes the non-cash, non-recurring gain from the change in fair value of an embedded derivative provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of net loss across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy, clinical trial plans and the advancement of our technologies and our proprietary and partnered products and product candidates. Forward-looking statements are based on management’s current expectations and projections and are subject to risks and uncertainties, which may cause Corium’s actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Corium’s business and its financial results are detailed in the final prospectus for our initial public offering, dated as of April 2, 2014, and filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) on April 3, 2014 (File No. 333-194279), and other reports as filed from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Corium undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Company Contact:

Robert S. Breuil

Chief Financial Officer

ir@coriumintl.com
(650) 353-2640

Investor and Media Contact:
Karen L. Bergman
BCC Partners

kbergman@bccpartners.com
(650) 575-1509

Financial tables follow:

Corium International, Inc.

 CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2014	2013	2014	2013
Revenues:
Product revenues	$7,240	$10,218	$15,340	$20,190
Contract research and development revenues	3,173	2,174	5,237	4,762
Other revenues	304	144	608	208
Total revenues	10,717	12,536	21,185	25,160
Costs and operating expenses:
Cost of product revenues	4,998	6,583	10,227	12,816
Cost of contract research and development revenues	3,911	2,820	7,448	5,942
Research and development expenses	1,267	1,520	2,128	2,572
General and administrative expenses	1,236	1,606	3,046	3,398
Amortization of intangible assets	131	133	261	264
Gain on disposal and sale and leaseback of equipment	(32)	(48)	(69)	(91)
Total costs and operating expenses	11,511	12,614	23,041	24,901

Income (loss) from operations	(794)	(78)	(1,856)	259
Interest income	1	2	3	5
Interest expense	(1,780)	(1,923)	(3,804)	(3,696)
Change in fair value of preferred stock warrant liability	(231)	—	(274)	—
Change in fair value of subordinated note embedded derivative liability	6,338	—	7,367	—
Income (loss) before income taxes	3,534	(1,999)	1,436	(3,432)
Income tax benefit (expense)	—	—	—	—
Net Income (loss) and comprehensive income (loss)	$3,534	$(1,999)	$1,436	$(3,432)
Net Income (loss) per share attributable to common stockholders, basic	$0.50	$(0.90)	$0.03	$(1.55)
Net Income (loss) per share attributable to common stockholders, diluted	$0.33	$(0.90)	$0.02	$(1.55)
Weighted average shares used in computing net income (loss) per share attributable to common stockholders, basic	2,232,300	2,225,742	2,231,049	2,218,801
Weighted average shares used in computing net income (loss) per share attributable to common stockholders, diluted	5,930,309	2,225,742	3,482,956	2,218,801

Corium International, Inc.

 CONDENSED BALANCE SHEETS

(unaudited, in thousands)

	As of March 31, 2014	As of September 30, 2013

ASSETS
Current assets:
Cash and cash equivalents	$5,333	$13,581
Accounts receivable, net	4,257	3,129
Unbilled accounts receivable	2,343	1,495
Inventories, net	3,040	4,508
Prepaid expenses and other current assets	2,415	1,038
Total current assets	17,388	23,751
Property and equipment, net	12,104	12,622
Debt financing costs, net	731	902
Intangible assets, net	6,694	6,647
Notes receivable — related parties	—	100
TOTAL ASSETS	$36,917	$44,022
LIABILITIES, CONVERTIBLE PREFERRED STOCK, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,791	$2,748
Accrued expenses and other current liabilities	4,072	3,374
Bank lines of credit	2,658	3,873
Long-term debt, current portion	38	457
Capital lease obligations, current portion	895	1,029
Preferred stock warrant liability	834	560
Recall liability, current portion	774	1,004
Deferred contract revenues, current portion	2,324	2,112
Total current liabilities	13,386	15,157
Long-term interest payable	12,413	11,590
Long-term debt, net of current portion	37,584	36,956
Convertible notes	9,475	9,399
Subordinated note	16,199	13,000
Subordinated note embedded derivative liability	—	7,367
Capital lease obligations, net of current portion	1,274	1,652
Recall liability, net of current portion	3,431	3,828
Deferred contract revenues, net of current portion	3,562	3,688
Total liabilities	$97,324	$102,637
Convertible preferred stock	57,261	57,261
Redeemable common stock	3,224	3,224
Stockholders’ deficit:
Common stock	2	2
Additional paid-in capital	(29,907)	(26,679)
Accumulated deficit	(90,987)	(92,423)
Total stockholders’ deficit	(120,892)	(119,100)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK, REEDEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT	$36,917	$44,022